SCHEDULE 14A INFORMATION
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BANKATLANTIC BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 17, 2005
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSALS AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Shareholder Return Performance Graph
AUDIT COMMITTEE REPORT
2) PROPOSAL TO APPROVE THE COMPANY’S 2005 RESTRICTED STOCK AND OPTION PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
Appendix A
BANKATLANTIC BANCORP, INC.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
April 19, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on May 17, 2005 at 11:00 a.m., local time, at the Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334.
      Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.
      On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BANKATLANTIC BANCORP, INC.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2005

       Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334, on May 17, 2005, commencing at 11:00 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Annual Meeting in 2008.

2. To approve the Company’s 2005 Restricted Stock and Option Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
      The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.
      Only shareholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board
Fort Lauderdale, Florida
April 19, 2005
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

BANKATLANTIC BANCORP, INC.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

PROXY STATEMENT

      The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334 on May 17, 2005 at 11:00 a.m., and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.
      This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 19, 2005.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
What is the purpose of the meeting?
      At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors and the approval of the Company’s 2005 Restricted Stock and Option Plan, as well as any other matters which may properly be brought before the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.
Who is entitled to vote at the meeting?
      Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 28, 2005 may vote at the meeting.
      On March 28, 2005, 55,706,440 shares of Class A Stock and 4,876,124 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.
What are the voting rights of the holders of Class A Stock and Class B Stock?
      Holders of Class A Stock and the holder of Class B Stock will vote as one class of common stock on the matters to be voted upon at the meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 10.13 votes on each matter.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.
What is the difference between a shareholder of record and a “street name” holder?
      If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”
How do I vote my shares?
      If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card.
      If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
Can I vote my shares in person at the meeting?
      Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.
      However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.
      Even if you currently plan to attend the meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee, as described above, so that your vote will be counted if you later decide not to attend the meeting.
What are my choices when voting?
      In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 7.
      With respect to the proposal to approve the Company’s 2005 Restricted Stock and Option Plan, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. This proposal is described in this proxy statement beginning at p. 24.
What is the Board’s recommendation?
      The Board of Directors recommends a vote FOR all of the nominees for director and FOR the approval of the Company’s 2005 Restricted Stock and Option Plan.
What if I do not specify how I want my shares voted?
      If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director and FOR the approval of the Company’s 2005 Restricted Stock and Option Plan.
Can I change my vote?
      Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Company’s Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed; or

•	by voting in person at the meeting.
What vote is required for a proposal to be approved?
      For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      For the approval of the Company’s 2005 Restricted Stock and Option Plan, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the adoption of the Company’s 2005 Restricted Stock and Option Plan.
      If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which brokers will be permitted to vote your shares if no voting instructions are furnished. The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares in its discretion on proposals that are not considered “routine.” The approval of the Company’s 2005 Restricted Stock and Option Plan is a non-routine matter. Accordingly, if your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” However, because shares that constitute broker non-votes (which include shares as to which brokers withhold authority) will not be considered entitled to vote on such matters, broker non-votes will have no effect on the outcome of either proposal.
Are there any other matters to be acted upon at the meeting?
      We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
CORPORATE GOVERNANCE
      Pursuant to the Company’s bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
Determination of Director Independence
      The Board’s Nominating/ Corporate Governance Committee undertook a review of each director’s independence on February 1, 2005, and the full Board reviewed the committee’s determinations concerning independence and the facts underlying those determinations on March 1, 2005. During these reviews, the Nominating/ Corporate Governance Committee and the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” They also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the New York Stock Exchange listing standards. As permitted by the listing standards of the New York Stock Exchange, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, and (iv) investments by directors in common with each other or the Company. As a result of its review of the transactions and relationships of each of the members of the Board, and considering these categorical standards, and in accordance with the recommendations of the Nominating/ Corporate Governance Committee, the Board has affirmatively determined that a majority of the Company’s Board members, including D. Keith Cobb, Steven M. Coldren, Bruno L. DiGiulian, Mary E. Ginestra, Willis N. Holcombe, Jonathan D. Mariner and Charlie

C. Winningham, II, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.
Committees of the Board of Directors, Meeting Attendance and Availability of Certain Materials on
our Website
      The Company’s Board of Directors has established Audit, Compensation and Nominating/ Corporate Governance committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of our website at www.bankatlanticbancorp.com, and each is available in print without charge to any shareholder.
      The Board of Directors met 12 times and executed 1 unanimous written consent in lieu of a meeting during 2004. Except as noted below, each member of the Board of Directors attended at least 75% of the meetings of the Board and its committees on which he or she served, and nine of the ten members of the Board attended the Annual Meeting of the Company’s Shareholders in 2004, although the Company has no formal policy requiring them to do so. Nominating/ Corporate Governance Committee members D. Keith Cobb and Charlie C. Winningham, II each missed one meeting of that committee, resulting in their having attended 50% of the two Nominating/ Corporate Governance Committee meetings held in 2004.

The Audit Committee
      The Audit Committee consists of Jonathan D. Mariner, Steven M. Coldren and D. Keith Cobb. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable SEC regulations. Mr. Mariner, who chaired the Audit Committee until April 5, 2005, and Mr. Cobb, who became chair of the Audit Committee on April 5, 2005, are both qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met 20 times during 2004, and its members also held various informal conference calls as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm engaged by the Company. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent registered certified public accounting firm, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent registered certified public accounting firm to receive information concerning internal controls over financial reporting and any identified deficiencies in such controls, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included at page 22.

The Compensation Committee
      The Compensation Committee consists of Steven M. Coldren, Chairman, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met 4 times during 2004. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also assists the Board of Directors in the administration of the

Company’s equity-based compensation plans. A report from the Compensation Committee is included at page 18.

The Nominating/ Corporate Governance Committee
      The Nominating Committee was initially established by Board resolution in July 2003 and reconstituted as the Nominating/ Corporate Governance Committee in 2004. It met 2 times in 2004. The Nominating/ Corporate Governance Committee consists of Steven M. Coldren, Chairman, D. Keith Cobb, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating/ Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.
      Generally, the Committee will identify candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. Since the last Annual Meeting or Shareholders, the Committee has not nominated any new candidate for election as a director.
      Under the Company’s bylaws, nominations for directors may be made only by or at the direction of our Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in our bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. No such nominations were received this year. For the Company’s 2006 Annual Meeting, we must receive this notice between January 17 and February 16, 2006.
Executive Sessions of Non-Management and Independent Directors
      On July 6, 2004 and April 7, 2005, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate. D. Keith Cobb was selected to be the presiding director for these sessions. The non-management directors have scheduled future regular meetings in January and June of each year, and may schedule additional meetings without management present as they determine to be necessary.
Compensation of Directors
      The Company’s Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Non-employee directors of the Company each received annual retainer fees of $36,000 in 2004, with no additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he or she serves except as noted below. Directors who are also directors of BankAtlantic (which in 2004 included all directors) received such amount from BankAtlantic and received no additional amount for their service as a director of the Company. Members of the Audit Committee received $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee received an additional fee of $1,000 per quarter for service as

Chairman. Directors Abdo, DiGiulian and Ginestra serve as trustees of the Company’s pension plan, for which they are compensated directly by the pension plan at the rate of $9,000 per year. In addition, on July 6, 2004, all non-employee directors then serving on the Board received options to acquire 5,000 shares of the Company’s Class A Stock under the BankAtlantic Bancorp 2001 Amended and Restated Stock Option Plan (the “Option Plan”) at an exercise price of $18.20 per share, the market value on the date of the grant. All such options vested and became exercisable immediately. Except as noted with respect to serving as Trustee of the Company’s pension plan, directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ meetings or committee meetings.
Director and Management Indebtedness
      The Company has not made any loans to its executive officers or directors. While BankAtlantic may make such loans, applicable law requires that all loans or extensions of credit by BankAtlantic to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. All loans made by BankAtlantic to directors or executive officers were made in the ordinary course of its business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.
Communications with the Board of Directors and Non-Management Directors
      Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Corporate Secretary, BankAtlantic Bancorp, Inc., 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. The letter should include a statement indicating that the sender is a shareholder of the Company. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.
      A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.
Code of Ethics
      The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company will post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website. There were no such waivers from or amendments to the Company’s Code of Ethics subsequent to adoption of the Code of Ethics in 2004.
Compensation Committee Interlocks and Insider Participation
      The Board of Directors has designated Directors Winningham, Coldren and Ginestra, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. The Company’s executive officers are also executive officers of its subsidiary, BankAtlantic. All of its officers are compensated by BankAtlantic except Alan B. Levan, James A. White and Susan D. McGregor, who are

compensated by the Company. Officers compensated by BankAtlantic receive no additional compensation from the Company except for compensation in the form of stock or stock options.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2004, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that one Form 4 filing due by July 8, 2004, reporting a Company grant of options to acquire 25,000 shares of common stock, which the Company filed on behalf of Marcia K. Snyder, BankAtlantic’s Executive Vice President, Commercial Lending Division, was filed on July 9, 2004 due to an error in electronic transmission of the filing.
PROPOSALS AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director
      The Company’s Board of Directors currently consists of ten directors divided into three classes, each of which has a three year term expiring in annual succession. The Company’s By-Laws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of three directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2008.
      Each of the nominees was recommended for re-election by the Nominating/ Corporate Governance Committee and has consented to serve the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.
The Directors Standing For Election Are:
TERMS ENDING IN 2008:

D. KEITH COBB	Director since 2003
      Mr. Cobb, age 64, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing CPA at KPMG, and was Vice Chairman and CEO of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the Boards of Alliance Data Systems, Inc. and BFC Financial Corporation (“BFC”). BFC is the controlling shareholder of the Company.

BRUNO L. DIGIULIAN	Director since 1985*
      Mr. DiGiulian, age 71, has been of counsel to the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A. since 1994.

ALAN B. LEVAN	Director since 1984*
      Mr. Levan, age 60, is a director, Chairman of the Board, Chief Executive Officer and President of the Company and BankAtlantic. He was first elected as an officer of BankAtlantic in 1987. Mr. Levan also serves as a director, Chairman of the Board, Chief Executive Officer and President of BFC, and as a director, Chairman of the Board and Chief Executive Officer of Levitt Corporation (“Levitt”). BFC is the controlling shareholder of the Company and Levitt. Mr. Levan is a director and Chairman of the Board of Bluegreen

Corporation (“Bluegreen”), a company in which Levitt owns a 31% interest. BFC, Levitt and Bluegreen are publicly traded companies. Alan B. Levan is Jarett S. Levan’s father.
      THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.
Directors Continuing In Office:
TERMS ENDING IN 2007:

STEVEN M. COLDREN	Director since 1986*
      Mr. Coldren, age 57, is President of Business Information Systems, Inc., a distributor of digital audio/video recording systems. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems.

MARY E. GINESTRA	Director since 1980*
      Ms. Ginestra, age 80, is a private investor.

WILLIS N. HOLCOMBE	Director since 2003
      Dr. Holcombe, age 59, was the President of Broward Community College from January 1987 until his retirement in January of 2004.

JARETT S. LEVAN	Director since 1999
      Mr. Levan, age 31, is the Executive Vice President and Chief Marketing Officer of BankAtlantic and has served in various capacities at BankAtlantic, including as President, Alternative Delivery, President, BankAtlantic.com, and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. Jarett Levan is the son of Alan B. Levan.
TERMS ENDING IN 2006:

JOHN E. ABDO	Director since 1984*
      Mr. Abdo, age 61, is a director and Vice Chairman of the Company, BankAtlantic and BFC. He also serves as a director, Vice Chairman and President of Levitt, as a director and Vice Chairman of Bluegreen and as a director of Benihana Inc., a publicly traded company in which BFC is a minority shareholder. Mr. Abdo is also the President of the Broward Performing Arts Foundation.

JONATHAN D. MARINER	Director since 2001
      Mr. Mariner, age 50, has been the Executive Vice President, Finance and Chief Financial Officer of Major League Baseball since January 1, 2004. He had served as the Senior Vice President and Chief Financial Officer of Major League Baseball since March 15, 2002. From December 2000 to March 2002, he served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company. Mr. Mariner was the Executive Vice President and Chief Financial Officer of the Florida Marlins Baseball Club from February 1992 to December 2000. Mr. Mariner is also a director of Steiner Leisure, Ltd., a public company whose stock is traded on the Nasdaq National Market.

CHARLIE C. WINNINGHAM, II	Director since 1976*
      Mr. Winningham, age 72, was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003.

*	Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Identification of Executive Officers and Significant Employees
      The following individuals are executive officers of the Company and/or its wholly-owned subsidiary, BankAtlantic:

Name	Age	Position

Alan B. Levan	60	Chairman of the Board, Chief Executive Officer and President of the Company and BankAtlantic

John E. Abdo	61	Vice Chairman of the Company and BankAtlantic

Andrea J. Allen	48	Executive Vice President, Operations of BankAtlantic

Lloyd B. DeVaux	52	Executive Vice President and Chief Operating Officer of BankAtlantic

Jay R. Fuchs	50	Executive Vice President, Community Banking Division of BankAtlantic; President of BA Financial Services, LLC, a subsidiary of BankAtlantic

Jarett S. Levan	31	Executive Vice President and Chief Marketing Officer of BankAtlantic

Jay C. McClung	56	Executive Vice President and Chief Risk Officer of BankAtlantic

Susan D. McGregor	44	Executive Vice President, Human Resources of the Company and BankAtlantic

Lewis F. Sarrica	61	Executive Vice President and Chief Investment Officer of BankAtlantic

Marcia K. Snyder	49	Executive Vice President, Commercial Lending Division of BankAtlantic

James A. White	61	Executive Vice President and Chief Financial Officer of the Company and BankAtlantic
      All officers serve until they resign or are replaced or removed by the Board of Directors.
      The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:
      Andrea J. Allen joined BankAtlantic in May 1989 and became Executive Vice President, Operations and Information Services Division in December 1996. From January 1999 through April 2000, Ms. Allen also served as Executive Vice President of Community Banking. In May 2000, Ms. Allen became Executive Vice President, Operations.
      Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001, and became Executive Vice President and Chief Operating Officer in March 2004. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.
      Jay R. Fuchs joined BankAtlantic as an Executive Vice President in May 2000. Before joining BankAtlantic, Mr. Fuchs held various executive positions with American Bankers Insurance Group, including President of American Bankers Insurance Company from 1995 to 1999.

      Jay C. McClung joined BankAtlantic as Executive Vice President and Chief Credit Officer in February 2000, and served as a consultant to BankAtlantic during a leave of absence from April 2002 to April 2003. In December 2004, he became BankAtlantic’s Executive Vice President and Chief Risk Officer. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.
      Susan D. McGregor has been the Executive Vice President, Human Resources, of BankAtlantic and the Company since March 2004. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.
      Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President, Chief Investment Officer in December 1986.
      Marcia K. Snyder joined BankAtlantic in November 1987 and became Executive Vice President, Commercial Lending Division in August 1989.
      James A. White became Executive Vice President and Chief Financial Officer of the Company and BankAtlantic in January 2000. From 1991 to December 1999, Mr. White was Executive Vice President and Chief Financial Officer of BOK Financial Corporation and Bank of Oklahoma, NA and a director of Bank of Oklahoma.
      The following individual is a significant employee of the Company’s wholly-owned subsidiary, RB Holdings, Inc., the holding company for Ryan Beck & Co., Inc.:

Name	Age	Position

Ben A. Plotkin	49	Chairman of the Board and President of RB Holdings, Inc. and Ryan Beck & Co., Inc.
      Ben A. Plotkin has been the Chairman, President and Chief Executive Officer of Ryan Beck & Co., Inc., since January 1997, and of its holding company, RB Holdings, Inc., since its formation in May 2003. Prior to that time, Mr. Plotkin served as Senior Executive Vice President of Ryan Beck from January 1996 through 1997 and Executive Vice President of Ryan Beck from December 1990 through January 1996.
Certain Relationships and Related Transactions
      Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, and John E. Abdo, the Company’s Vice Chairman, serve as executive officers and directors of BFC and Levitt and may be deemed to control BFC through their direct and indirect interests in and voting control over BFC. BFC is the controlling shareholder of the Company and Levitt.
      The Company and Levitt are parties to a shared services agreement and an employee matters agreement. They entered into these agreements in connection with the Company’s spin-off of Levitt to its shareholders in December 2003. The shared services agreement requires that the Company supply Levitt with various back-office services. The employee matters agreement provides for the allocation of responsibility and liability between the Company and Levitt with respect to the welfare and benefit plans for Levitt employees. The Company also has established back-office service arrangements with BFC. Pursuant to these various agreements and arrangements, the Company provides Levitt and BFC support in the following areas: human resources, risk management, project management, systems support and investor and public relations. For services provided by the Company to Levitt and BFC, the Company is compensated for its costs plus 5%, which amounts are then allocated to Levitt and BFC based on the services provided to each of them, respectively. For these services, the Company received $458,806 from Levitt and $73,633 from BFC for the year ended December 31, 2004.
      Bluegreen, in which Levitt owns an approximately 31% equity interest, also performs risk management services for the Company and on behalf of the Company for Levitt and BFC. Bluegreen is compensated for these services on the same basis as described above. For services provided to the Company in 2004, the

Company has accrued $100,000 due to Bluegreen. For services provided on behalf of the Company for Levitt and BFC, the Company pays to Bluegreen the amounts received for such services from Levitt and BFC.
      BFC leases office space in premises owned by BankAtlantic on a month-to-month basis, part of which BFC subleases to Levitt. For the year ended December 31, 2004, the Company received $50,237 for BFC’s lease of that office space. In addition, Levitt leases office space at another location owned by BankAtlantic, for which the Company received $49,036 for 2004.
      Also during 2004, Levitt performed property development consulting services for the Company, for which the Company paid $40,000, Ryan Beck provided BFC with advisory services for which Ryan Beck received $280,000, and BankAtlantic provided Levitt with project management services, for which BankAtlantic received $96,000.
      In 2003, in connection with the spin-off of Levitt, the Company converted a $30.0 million demand note owed by Levitt to the Company into a five year term note with interest only payable monthly, initially at the prime rate and thereafter at the prime rate plus increments of an additional .25% every six months. Prior to the spin-off, Levitt declared an $8.0 million dividend to the Company payable in the form of a five year note with the same payment terms as the $30.0 million note. The outstanding balance of these two notes at December 31, 2004 was $38.0 million. On March 16, 2005 Levitt paid in full the $8.0 million note and paid $14.0 million of the $30.0 million note, leaving an outstanding balance of $16.0 million. Also prior to the spin-off, the Company transferred its interest in Bluegreen to Levitt in exchange for a $5.5 million note and additional shares of Levitt common stock (which additional shares were distributed as part of the spin-off transaction). This note, which had a term of one year and an interest rate equal to the prime rate, was repaid in May 2004. The Company had interest income in 2004 from these loans to Levitt of $1.7 million. The Company’s subsidiary, BankAtlantic, has outstanding $8.6 million in construction loans to Levitt secured by land and improvements, from which BankAtlantic received interest income in 2004 of $644,000.
      The amounts that the Company paid to or received from its affiliates in connection with transactions described above may not, in some cases, be representative of the amounts that would be paid or received in arm’s length transactions.
      Levitt maintains deposit accounts at BankAtlantic. The balance in those accounts at December 31, 2004 was $37.8 million, and the Company paid interest on those deposits in 2004 of $230,000.
      The Company was an investor in a privately held technology company located in Boca Raton, Florida which owned 748,000 shares of the Company’s Class A Stock. The Company had a $15 million investment in 3,033,386 shares of the technology company’s common stock, which shares were acquired in October 1999 at an average price per share of $4.95. Both Alan B. Levan and John E. Abdo became directors of the technology company in connection with the Company’s investment and individually invested in the technology company. Alan B. Levan owned or controlled direct and indirect interests in an aggregate of 286,709 shares of the technology company’s common stock purchased at an average price of $8.14 and Mr. Abdo owned or controlled direct and indirect interests in an aggregate of 368,408 shares of the technology company’s common stock purchased at an average price of $7.69. Jarett Levan had an indirect ownership interest in an aggregate of 350 shares of such common stock, and director Bruno DiGiulian had an indirect ownership interest in 1,754 shares of such common stock. The Company and its affiliates collectively owned approximately 7% of the technology company’s outstanding common stock. During 2001, Mr. Levan and Mr. Abdo resigned from the technology company’s Board of Directors and initiated a lawsuit on behalf of the Company and others against the founder of the technology company, personally, regarding his role in the operation of the technology company. In March 2004, the technology company settled the lawsuit with the Company and its affiliates. Pursuant to that settlement, the Company sold its stock in the technology company to a third party investor group for $15 million in cash, the Company’s original cost, and the Company received consideration from the technology company for legal expenses and damages, which consisted of $1.7 million in cash and 378,160 shares of the Company’s Class A Common Stock returned by the technology company to the Company. Alan B. Levan, John E. Abdo, as well as certain affiliates of the Company’s parent, BFC, elected to retain their investments in the technology company but recovered legal expenses and damages in connection with the settlement totaling in the aggregate approximately $442,590 in cash and 79,835 shares of the

Company’s Class A Stock. The legal fees associated with the lawsuit and the damages received by the Company and its affiliates were shared pro rata based on the amount of each party’s original investment in the technology company. The legend on the balance of the Company’s Class A Stock held by the technology company was removed, the parties exchanged releases, and the pending litigation between the parties was dismissed in connection with the settlement.
      During 2004, BankAtlantic utilized the legal services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”), a law firm to which Company director Bruno DiGiulian is of counsel, for which BankAtlantic paid Ruden McClosky fees of approximately $239,000.
      In 2004 and the first quarter of 2005, Alan B. Levan, Lewis F. Sarrica, John E. Abdo and Marcia K. Snyder exercised certain stock options previously issued to them by the Company. In connection with those option exercises, the Company acquired Class A Stock from them in payment of withholding taxes and the exercise price of the Class A Stock acquired upon exercise of the options, having fair market values (determined as of the various dates of delivery) as follows: Alan B. Levan — $2,637,407 in 2004 and $3,882,330 in 2005; Lewis F. Sarrica — $99,997 in 2004 and $57,551 in 2005; John E. Abdo — $1,592,226 in 2004; Marcia K. Snyder — $707,535 in 2005.
      The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2004, the Foundation made donations aggregating $438,000, including $25,000 to the Broward Community College Foundation (as the second installment of a 4-year commitment of $100,000 to the Will and Jo Holcombe Institute for Teaching and Learning), $15,000 to the Florida Grand Opera, $7,500 to the Leadership Broward Foundation, $10,000 to Nova Southeastern University (including $5,000 as the second installment of a 5-year, $25,000 commitment to the Wayne Huizenga School of Business and $5,000 to Nova Southeastern University Libraries); $500 to ArtServe, $3,500 to the Broward Performing Arts Foundation and $10,000 to the Museum of Art of Ft. Lauderdale. In addition to the contributions made by the BankAtlantic Foundation, BankAtlantic made certain direct contributions to various non-profit organizations. In 2004 BankAtlantic made donations of $2,500 to the Urban League of Broward County, $5,000 to ArtServe, $900 to the Leadership Broward Foundation. Alan B. Levan sits on the Boards of the Broward Community College Foundation, the Florida Grand Opera and Nova Southeastern University. Jarett Levan sits on the Boards of the Leadership Broward Foundation and ArtServe and the Board of Governors of the Museum of Art of Ft. Lauderdale. John E. Abdo is President of the Broward Performing Arts Foundation. Dr. Willis Holcombe serves on the executive committee of the Broward Community College Foundation and the Board of the Urban League of Broward County.
      Jarett Levan, a director of the Company and son of its director, president and CEO Alan B. Levan, is employed by BankAtlantic as Executive Vice President and Chief Marketing Officer. He was paid approximately $237,000 for his services during 2004. Mr. Levan’s daughter, Shelley Levan Margolis, served as executive director of the BankAtlantic Foundation, receiving approximately $54,000 during 2004.
      For information concerning director and management indebtedness, see “Director and Management Indebtedness” on page 6.

Summary Compensation Table
      All officers of the Company are also officers of BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic to or on behalf of the Company’s CEO and each of the four other highest paid executive officers (determined as of December 31, 2004) for the fiscal years ended December 31, 2004, 2003 and 2002:

									Long-Term Compensation

									Awards			Payouts
				Annual Compensation
									Restricted		Securities
							Other Annual		Stock		Underlying	Payouts	All Other
Name and Principal Position	Source	Year		Salary	Bonus		Compensation		Award(s)(g)		Options/SARs(h)	LTIP	Compensation(i)

Alan B. Levan	BankAtlantic	2004		$480,962	$568,007	(b)	$—		—		60,000	—	$100,442	(c)
Chairman of the	Bancorp
Board, CEO,	BankAtlantic	2003	(a)	445,923	435,488	(b)	—		—		78,377	—	110,282	(c)
President	BankAtlantic	2002	(a)	419,541	443,800		9,600	(d)	—		78,377	—	121,707	(c)

Jay C. McClung	BankAtlantic	2004		330,071	326,772	(b)	9,969	(d)	—		15,000	—	8,200	(e)
Executive Vice	BankAtlantic	2003	(f)	308,256	297,021	(b)	9,600	(d)	—		19,593	—	758	(e)
President, Chief	BankAtlantic	2002	(f)	305,976	75,000		9,600	(d)	—		—	—	—
Risk Officer

Jay R. Fuchs	BankAtlantic	2004		318,944	239,552	(b)	9,231	(d)	—		25,000	—	—
Executive Vice	BankAtlantic	2003		295,661	209,046	(b)	9,969	(d)	—		32,657	—	—
President,	BankAtlantic	2002		286,408	177,057		9,600	(d)	—		39,188	—	—
Chief Community Banking Officer

James A. White	BankAtlantic	2004		347,443	219,238	(b)	9,969	(d)	—		25,000		8,200	(e)
Executive Vice	Bancorp
President, Chief	BankAtlantic	2003		322,080	168,720	(b)	9,600	(d)	—		32,657	—	8,000	(e)
Financial Officer	BankAtlantic	2002		312,000	165,984		9,600	(d)	—		32,656	—	8,000	(e)

Lloyd B. DeVaux	BankAtlantic	2004		355,401	226,243	(b)	258,041	(g)	(g	)	25,000	—	8,200	(e)
Executive Vice	BankAtlantic	2003		310,002	176,176	(b)	142,471	(g)	(g	)	32,657	—	8,000	(e)
President, Chief	BankAtlantic	2002		300,300	156,156		153,120	(g)	(g	)	32,656	—	8,000	(e)
Operating Officer
      In addition to the executive officers named in the above Summary Compensation Table, John E. Abdo, who serves as Vice Chairman of the Board of Directors of the Company and who plays an instrumental role in Company strategy, received total compensation of $518,456 in 2004, consisting of a salary of $238,928, bonus of $261,211, and other compensation of $18,317. In addition, in 2004 Mr. Abdo exercised options to acquire Class A Common Stock of the Company having a value, at the date of exercise, of $8,111,698.

(a)	Excludes the following compensation paid to Mr. Levan by Levitt prior to its spin-off from the Company on December 31, 2003: salary of $103,231 and bonus of $62,400 paid in 2003; and salary of $80,769 and bonus of $62,500 paid in 2002.

(b)	Amounts shown include amounts paid under both the Annual Incentive Program and the Profit Sharing Plan, described below. With respect to 2004, Alan B. Levan did not receive any payments under the Profit Sharing Plan, and Lloyd B. DeVaux’s payments under the Profit Sharing Plan were limited, due to restrictions in such plan on payments not deductible under Internal Revenue Code Section 162(m). Amounts shown include a bonus payable to Mr. Levan of $42,043 and a bonus payable to Mr. DeVaux of $21,047 in 2005 to compensate each officer for amounts that he would have been entitled to receive under the Profit Sharing Plan had those restrictions not applied.

(c)	Includes: BankAtlantic contributions of $8,200 in 2004 and $8,000 in 2003 and 2002 to its 401(k) savings plan on behalf of Mr. Levan; a $40 dividend payment for a Real Estate Investment Trust (“REIT”) controlled by BankAtlantic for 2004, 2003 and 2002; and $92,202 in 2004, $102,242 in 2003 and $113,667 in 2002 representing the value of the benefit received by Mr. Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See “— Split-Dollar Life Insurance Plan”.

(d)	Amount paid as an auto allowance.

(e)	Represents BankAtlantic contributions to its 401(k) savings plan on behalf of the named executive officer.

(f)	Amounts shown include amounts paid for the period April 15, 2002 through April 15, 2003 to Mr. McClung in his capacity as a consultant, as Mr. McClung was on a leave of absence from his officer positions during this period.

(g)	In 2001, Mr. DeVaux was granted 195,000 restricted shares of the Company’s Class A Stock in connection with the commencement of his employment, which shares vest at a rate of 10% per year for 10 years beginning one year from his employment date, subject to acceleration, as described below under “Employment Agreement.” As of December 31, 2004, 58,500 of these shares of Class A Stock having a fair market value of $1,164,150 were vested, and 136,500 shares having a fair market value of $2,716,350 remained unvested. The fair market value of these shares is based on the per share closing price of the Company’s Class A Stock of $19.90 on December 31, 2004. The Company pays Mr. DeVaux a cash gross-up for taxes due as a result of the vesting of the restricted shares, and the amount in the table includes the following amounts paid as a gross-up for such taxes: 2004 — $248,072; 2003 — $132,871; 2002 — $143,520. Mr. DeVaux is entitled to receive and retain any cash dividends on the restricted shares, including on unvested restricted shares. The amount in the table also includes the following auto allowances: 2004 — $9,969; 2003 — $9,600; 2002 — $9,600. During each of the three years set forth in the above table Mr. DeVaux received the following dividends on such shares: 2004 — $21,041; 2003 — $22,074; 2002 — $28,665, which are not included in the table.

(h)	All options are to purchase shares of the Company’s Class A Stock, and amounts for 2003 and 2002 have been adjusted to reflect adjustments made as a consequence of the spin off of Levitt Corporation in 2003.

(i)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.
Option Grants in 2004
      The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company’s stock option plans during the fiscal year ended December 31, 2004. The Company has not granted and does not currently grant stock appreciation rights.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation for
	Underlying	Granted to	Price		Option Term(2)
	Options	Employees in	Per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5%($)	10%($)

Alan B. Levan	60,000	8.03%	$18.20	7/5/2014	$686,753	$1,740,367
Jay C. McClung	15,000	2.01%	18.20	7/5/2014	171,688	435,092
Jay R. Fuchs	25,000	2.95%	18.20	7/5/2014	286,147	725,153
James A. White	25,000	2.95%	18.20	7/5/2014	286,147	725,153
Lloyd B. DeVaux	25,000	2.95%	18.20	7/5/2014	286,147	725,153

(1)	All option grants are in Class A Stock. All options vest in 2009.

(2)	Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company’s stock price.

Aggregated Option Exercises in 2004 and Year-End Option Values
      The following table sets forth as to each of the named executive officers information with respect to option exercises during 2004 and the status of their options on December 31, 2004: (i) the number of shares of Class A Stock underlying options exercised during 2004, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 2004 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2004.

			Number of Securities		Value of Unexercised In-the-
	Number of		Underlying Unexercised		Money Options on
	Class A Shares		Options on 12/31/04		12/31/04(2)
	Acquired Upon	Value Realized
Name	Exercise of Option	Upon Exercise(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	515,752	$6,848,877	985,050	347,382	$16,562,001	$4,174,859
Jay C. McClung	0	0	0	99,905	0	1,340,252
Jay R. Fuchs	0	0	0	234,003	0	3,231,434
James A. White	0	0	7,838	142,564	132,351	1,373,744
Lloyd B. DeVaux	0	0	0	90,313	0	820,743

(1)	Based upon a fair market value of $15.01, the closing price at May 17, 2004 (the date of exercise) of the Company’s Class A Stock as reported on the New York Stock Exchange

(2)	Based upon a fair market value of $19.90, the closing price at December 31, 2004 of the Company’s Class A Stock as reported on the New York Stock Exchange
Employment Agreement
      Lloyd B. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, is party to a letter agreement with BankAtlantic dated April 18, 2001 and effective June 4, 2001, pursuant to which BankAtlantic employed Mr. DeVaux as Executive Vice President and Chief Information Officer. The agreement provides Mr. DeVaux with an annual base salary of $288,750, with discretionary annual adjustments, and incentive compensation based on the achievement of certain performance goals of up to 50% of base salary. The agreement required BankAtlantic to pay Mr. DeVaux the maximum incentive compensation in full for 2002 and on a pro rata basis for 2001. The agreement does not require that the maximum incentive compensation be paid in subsequent years. Mr. DeVaux also received under the agreement a one-time payment of $100,000 and 195,000 restricted shares of the Company’s Class A Stock, which restricted shares vest 10% per year for 10 years beginning one year from his employment date, subject to acceleration in the circumstances described below. He is entitled to receive and retain the cash dividends on all such shares as such dividends are paid. In the event of a change of control of BankAtlantic, which is defined as 50% or more of BankAtlantic’s stock being acquired by a third party which did not, as of the date of his employment, hold such stock, any unvested restricted shares will vest immediately. In addition, if Mr. DeVaux resigns within one year after such change of control, he will be entitled to a payment equal to two times his annual salary plus two times the higher of his preceding two years’ cash incentive compensation. If his employment is terminated without cause, he will be entitled to a payment equal to his annual salary plus the higher of his preceding two years’ cash incentive compensation, and 39,000 restricted shares (or the remaining unvested shares, whichever is less) will immediately vest.
Annual Incentive Program
      Each of the executive officers named in the Summary Compensation Table above is eligible for a bonus, which is determined based upon the achievement of certain specified individual and corporate competencies or goals. These competencies and goals are established each year for each officer, and the Compensation Committee reviews the performance of each officer against such competencies and goals each year. The amounts set forth under “Bonus” in the Summary Compensation Table include the amount earned by each officer named in the table under this bonus program with respect to 2004.

Profit Sharing Plan
      The BankAtlantic Profit Sharing Stretch Plan (the “Profit Sharing Plan”) for all employees, including the executive officers named in the Summary Compensation Table, above, was effective on January 1, 2003. The Profit Sharing Plan permits a quarterly payout in an amount equal to a percentage of annual base salary to all BankAtlantic employees based upon the achievement of certain pre-established goals each quarter. The amounts paid to each of the named executive officers under the Profit Sharing Plan with respect to 2004 are set forth under “Bonus” in the Summary Compensation Table.
Retirement Benefits
      Alan B. Levan and John E. Abdo are participants in the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”), which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 31, 1998, or who had been terminated in the Company’s reduction in force that took place in December 1998, became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. None of the other individuals named in the Summary Compensation Table is a participant in the Retirement Plan. The Retirement Plan is designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.
      BankAtlantic’s contributions to the Retirement Plan for benefits to be paid to Mr. Alan B. Levan and Mr. Abdo cannot readily be separated or individually calculated by the Plan’s actuaries. At December 31, 1998, Mr. Alan B. Levan had 26 years of service credited under the Retirement Plan and Mr. Abdo had 14 years of service credited under the Plan.
      In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) upon the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.
      In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). This was necessary because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Alan B. Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. No other individuals named in the Summary Compensation Table are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan B. Levan, including the Plan’s supplemental benefit, fell short of the benefit that Mr. Alan B. Levan would have received under the Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

      The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits
	Years of Credited Service at December 31, 1998

Average Five Year Compensation at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160
Split-Dollar Life Insurance Plan
      BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”) in 1996 to provide for additional retirement benefits to Alan B. Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan’s retirement benefit payable from the Retirement Plan. Mr. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the Policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2002, 2003 and 2004 premiums for the Policy that is considered compensation to Mr. Levan is included in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the Retirement Plan and BankAtlantic has continued to make premium payments for the Policy since 1998.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.
Executive Officer Compensation
      The Company’s compensation program for executive officers consists of three key elements: a base salary, an incentive bonus (including BankAtlantic’s Profit Sharing Stretch Plan) and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for the Company’s executive officers involves a portion of pay that depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options that directly relate a significant portion of an executive officer’s long term remuneration to stock price appreciation realized by the Company’s shareholders. All of the Company’s executive officers are also executive officers of its subsidiary, BankAtlantic. The Company’s and BankAtlantic’s CEO, CFO and Executive Vice President, Human Resources are compensated by the Company for their services as executive officers of the Company and BankAtlantic. All of the other officers of the Company and BankAtlantic are compensated by BankAtlantic for their services as officers of the Company and BankAtlantic, and the Company does not pay any additional cash compensation to them, but does provide compensation consisting of restricted stock and stock options.
Base Salary
      The Company believes that it and BankAtlantic offer competitive salaries based on market practices and the duties and responsibilities of each officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers, but is not alone determinative of salaries. Salary decisions are determined based on an annual review by the Compensation Committee, with input and recommendations from the CEO, and are based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.
Annual Incentive Program
      The Company’s and BankAtlantic’s management incentive program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is a bonus plan used to compensate executives generally based on BankAtlantic’s profitability and the achievement of individual performance competencies and goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.
      Each participant’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive’s responsibilities. An executive officer’s corporate and individual components may vary depending upon which business areas of BankAtlantic such officer oversees. Except for the CEO whose bonus is determined as described under “Compensation of the Chairman and Chief Executive Officer”, corporate and individual components may include items such as the contribution of the executive officer to growth in areas targeted for growth of BankAtlantic (such as growth of low cost deposits), contribution of the executive officer in other identified areas of Company and BankAtlantic corporate performance, and success of the business division that the executive officer oversees in meeting goals established for that division and in controlling expenses. Bonuses of $1,418,354 were paid to the named executive officers based on their individual performances during 2004, as follows: Jay C. McClung — bonus of

$297,771; Jay R. Fuchs — bonus of $211,524; Lloyd B. DeVaux — bonus of $194,524; and James A. White — bonus of $188,719. Alan B. Levan’s bonus is disclosed and discussed under “Compensation of the Chairman and Chief Executive Officer”.
      Effective January 1, 2003 BankAtlantic adopted the BankAtlantic Profit Sharing Stretch Plan for all employees, including its and the Company’s executive officers. The Profit Sharing Stretch Plan provides a quarterly payout in an amount equal to a percentage of annual base salary to all BankAtlantic employees based upon the achievement of certain pre-established goals each quarter. For 2004, such goals related to increasing low cost deposits, decreasing non-interest expense, increasing non-interest income and increasing the Bank’s net income. Profit Sharing Stretch Plan payments of $97,628 were paid to the named executive officers with respect to 2004 (and such payments were intended not to exceed Section 162(m) limitations), as follows: Jay C. McClung — profit share of $28,853; Jay R. Fuchs — profit share of $27,880; Lloyd B. DeVaux — profit share of $10,524; and James A. White — profit share of $30,371. Executive officers who received no, or reduced, payments under the Profit Sharing Stretch Plan due to Section 162(m) limitations were awarded bonuses in 2005 in lieu of the amounts that they would have been entitled to receive under the plan absent such limitations, as follows: John E. Abdo — $20,886; Lloyd B. DeVaux — $21,047; Alan B. Levan — $42,043.
Stock Options
      Executive officers of the Company were granted stock options to purchase Class A Stock during 2004. All of the stock options were granted with an exercise price equal to at least 100% of the market value of the Class A Stock on the date of grant and vest on the fifth anniversary of the date of grant. A higher trading price for the Class A Stock results in a higher value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer’s contribution to the success and growth of the Company. Grants of stock options to executive officers, including the named executive officers (other than the CEO, whose option grants are determined solely by the Compensation Committee), are generally made upon the recommendation of the CEO based on the level of an executive’s position with the Company, BankAtlantic or Ryan Beck & Co., Inc., an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock or stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock or stock options more closely aligns the executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.
Compensation of the Chairman and Chief Executive Officer
      As previously indicated, the Compensation Committee believes that the Company’s total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the Company’s and BankAtlantic’s CEO based on those factors described above for other executive officers, as well as the Compensation Committee’s assessment of Mr. Alan B. Levan’s past performance as CEO and its expectation as to his future contributions. In 2004 and 2005, Mr. Levan received 7.86% and 14.35% base salary increases, respectively, from the Company. The Compensation Committee determined the increases to be appropriate based on Mr. Levan’s efforts and contributions to the Company and BankAtlantic.
      As discussed under “— Split-Dollar Life Insurance Plan,” Mr. Alan B. Levan benefited from the establishment of a “Split-Dollar Life Insurance Plan.” This plan was originally established to restore retirement benefits which were limited under changes to the Internal Revenue Code (the “Code”). Mr. Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 2002, 2003 and 2004 benefits are shown in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the pension plan.

      The Compensation Committee also took note of Mr. Alan B. Levan’s leadership during 2004. Specifically, it acknowledged his efforts to increase the visibility of and institutional interest in the Company and the ongoing success under his leadership of BankAtlantic’s “Florida’s Most Convenient Bank” initiatives, resulting in continued growth of BankAtlantic consistent with its growth strategies. The Committee believes that the Company’s 2004 results (net earnings of $70.8 million, an increase of $32.2 million, or 83%, over the prior year) were indicative of the results produced by his efforts and awarded him an aggregate bonus of $568,007. Future CEO salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company’s financial condition, operating results and attainment of strategic objectives.
Internal Revenue Code Limits on Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation of its CEO and four other most highly paid executive officers, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, in a manner that satisfies the Section 162(m) requirements for deductibility of that compensation. However, the Compensation Committee also believes that it is in the Company’s best interest to retain flexibility to make compensation decisions which may not satisfy Section 162(m) requirements, to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, in 2005 the Compensation Committee approved, and it may in the future approve, compensation arrangements for certain officers, including Mr. Alan B. Levan, that are not fully deductible under Section 162(m). Also, the Compensation Committee recommended, and on April 5, 2005 the Board of Directors approved, amendment of the BankAtlantic Profit Sharing Stretch Plan to permit profit sharing payments under that plan in excess of the amounts deductible under Section 162(m).
      To the extent that compensation of the Company’s CEO and four other most highly paid executive officers is structured to meet the requirements of Section 162(m), no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. This lack of assurance is due to the fact that there are certain ambiguities and uncertainties as to the application and interpretation of Section 162(m).
Submitted by the Members of the Compensation Committee:

Steven M. Coldren, Chairman
Mary E. Ginestra
Charlie C. Winningham, II

Shareholder Return Performance Graph
      Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class A Stock, the Standard and Poor’s 500 Stock Index and Nasdaq Bank Stocks and assumes $100 is invested on December 31, 1999.
Comparison of Five Year Cumulative Total Return

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Standard and Poor’s 500 Stock Index	91.20	80.42	62.64	80.62	89.47
Nasdaq Bank Stocks	114.23	123.68	126.65	162.92	186.45
BankAtlantic Bancorp, Inc.	92.75	230.45	240.25	485.44	694.64

AUDIT COMMITTEE REPORT
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee’s charter (available at www.bankatlanticbancorp.com) sets forth the Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of its Board of Directors and shareholders. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 with management, internal auditors and the independent registered certified public accounting firm engaged by the Company for 2004, PricewaterhouseCoopers LLP (“PWC”). The Audit Committee also discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).
      The Audit Committee also received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC its independence from the Company. When considering PWC’s independence, the Audit Committee considered whether PWC’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining PWC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PWC for audit and non-audit services.
      Based on these reviews, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
Submitted by the Members of the Audit Committee:

D. Keith Cobb, Chairman
Jonathan D. Mariner
Steven M. Coldren

Fees to Independent Registered Certified Public Accounting Firm for Fiscal 2004 and 2003
      The following table presents (i) fees for professional services rendered by PWC for the audit of the Company’s annual financial statements for fiscal 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by PWC for fiscal 2004 and 2003. PWC also served as independent registered certified public accounting firm for the Company’s controlling shareholder, BFC, for the 2004 and 2003 fiscal years. The aggregate fees for professional services rendered by PWC in connection with their audit of BFC’s consolidated financial statements and reviews of the consolidated financial statements included in BFC’s Quarterly Reports on Form  10-Q for the 2004 and 2003 fiscal years were approximately $156,600 and $64,000. In connection with a registration of shares of BFC, PWC charged fees for 2004 of approximately $25,000.

	Fiscal 2004	Fiscal 2003

	(in thousands)
(1) Audit fees(a)	$2,406	$951
(2) Audit-related fees(b)	39	27
(3) Tax fees(c)	4	451
(4) All other fees	—	—

(a)	Includes primarily fees for services related to the annual financial statement audits, the 2004 audit of effectiveness of internal control over financial reporting, and reviews of quarterly financial statements filed in the Company’s reports on Form 10-Q

(b)	Principally audits of employee benefit plans and consultations regarding generally accepted accounting principles

(c)	Principally, in 2003, work related to the preparation, filing and completion of a private letter ruling request in connection with the Levitt spin-off, and in both 2003 and 2004, tax compliance services, tax advice, tax planning and tax examination assistance
      All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PWC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent registered certified public accounting firm and shall not engage the independent registered certified public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered certified public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered certified public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered certified public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting.
      The Audit Committee has determined that the provision of the services other than audit services, as described above, are compatible with maintaining the principal independent registered certified public accounting firm’s independence.
      On April 5, 2005 the Audit Committee approved the continued engagement of PWC as the Company’s independent registered certified public accounting firm.

2)	PROPOSAL TO APPROVE THE COMPANY’S 2005 RESTRICTED STOCK AND OPTION PLAN
      The Company’s Board of Directors has adopted the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, subject to approval by its shareholders. Provided below is a summary of the Company’s reasons for adopting this plan and seeking the approval of its shareholders. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this proxy statement in Appendix A and is incorporated by reference into this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE BANKATLANTIC BANCORP, INC. 2005 RESTRICTED STOCK AND OPTION PLAN.
Purpose of the Stock Plan
      The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional long term incentives to the employees of the Company and its subsidiaries as well as other individuals who perform services for the Company and its subsidiaries and to promote the success and profitability of the Company’s business. If this plan is approved by shareholders, restricted stock and options will be available for issuance under this plan, as described below, and the Company will not issue any additional stock or additional options to acquire stock under the Company’s existing stock and option plans (including that no additional restricted stock will be issued under the Company’s 2004 Restricted Stock Incentive Plan).
Description of the Plan
      Types of Awards. The plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock. In the past, stock options were the principal form of long-term equity incentive utilized by the Company. This plan will provide the Company with greater flexibility to respond to changes in equity compensation practices, in view of the anticipated impact of changes in accounting for stock options and other equity compensation.
      Administration. The plan will be administered by an administrative committee consisting initially of the members of the Compensation Committee of the Company’s Board of Directors. The administrative committee will consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee.
      Stock Subject to the Stock Incentive Plan. The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the plan. A maximum of 6,000,000 shares of Class A Stock may be issued for restricted stock awards and upon the exercise of options granted under the plan. Any shares subject to stock awards or option grants under the plan that expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall be available for further grant under the plan. As of April 1, 2005, the aggregate fair market value of the shares to be reserved under this plan was $104,400,000, based on the closing sales price per share of Class A Stock of $17.40 on the New York Stock Exchange on March 31, 2005.
      Eligibility. The administrative committee will select the people who will receive stock option grants and restricted stock awards under the plan. Any employee or director of the Company or of any of the Company’s subsidiaries or parent, and any independent contractor or agent of Company, may be selected to receive restricted stock awards and stock option grants. As of April 1, 2005, 10 directors and approximately 2,500 employees were eligible to be selected to receive both restricted stock awards and stock options under the plan.
      Restricted Stock Awards. The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors, up to a maximum of 6,000,000 shares of the Class A Stock. The administrative committee will determine at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Class A Stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. In setting terms and conditions, it may not grant restricted stock awards for more than 2,000,000 shares in any one calendar year to any person who is a “covered employee” under section 162(m) of the Internal Revenue Code (“Code”) or to all such persons in the aggregate.
      As a general rule, shares of the Company’s Class A Stock that are subject to a restricted stock award will be held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.
      Vesting. All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the administrative committee does not specify a vesting schedule, the award will vest on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.
      Performance-Based Restricted Stock Awards. At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

•	earnings per share,

•	net income,

•	return on average equity,

•	return on average assets,

•	core earnings,

•	stock price,

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals, and

•	except in the case of a “covered employee” under section 162(m) of the Code, any other performance criteria established by the administrative committee.
      Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. At least 75% of any performance measurement period will occur after the performance goal(s) are established.
      The administrative committee will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the administrative committee will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). No performance-based restricted stock awards will be granted after the fifth anniversary of the plan’s effective date, unless the list of approved performance goals set forth in the Plan are re-approved by the Company’s shareholders.
      Terms and Conditions of Stock Option Grants. The administrative committee will set the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant options to purchase more than 2,000,000 shares in the aggregate during any calendar year to individuals who are “covered employees” under section 162(m) of the Code. In addition, it may not grant options to purchase more than 300,000 shares to any individual during any calendar year.

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of Class A Stock on the date it grants the stock option.

•	It may not grant a stock option with a term that is longer than 10 years.
      The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the plan. Unless otherwise designated by the administrative committee, options granted will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee’s discretion.
      Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Class A Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, charitable organizations and on death of the option holder.
      Mergers and Reorganizations. The number of shares available under the plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.
      Termination or Amendment. The Company’s Board of Directors has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee; however, no amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipients or the Company’s shareholders.
      The Board of Directors has the authority to amend or revise the plan in whole or part at any time. As a New York Stock Exchange listed company, the Company is required to seek shareholder approval for amendments to the plan that are deemed material under the New York Stock Exchange listing rules.

      Term of Plan. This plan will continue in effect for 10 years from the date of adoption by the Board of Directors, unless terminated sooner.
      Federal Income Tax Consequences. The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Code.
      Restricted Stock Awards. The stock awards under the plan do not result in federal income tax consequences to either the Company or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will generally be allowed to claim a deduction for compensation expense for this amount as well.
      In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.
      Stock Options. Incentive stock options will not create federal income tax consequences when they are granted. If incentive stock options are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.
      Incentive stock options that are exercised more than one year after termination of employment due to death or disability, or three months after termination of employment for other reasons, are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.
      When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, the Company will not be allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.
      Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction that the Company may claim in any fiscal year for the compensation of its chief executive officer and any other executive officers named in the summary compensation table included in the Company’s annual proxy statement. There is an exception to this limit for “qualified performance-based compensation.” The Company has designed this plan with the intention that the stock options and performance-based restricted stock awards that it grants after obtaining shareholder approval will constitute qualified performance-based compensation. As a result, the Company does not believe that the $1 million limit will impair its ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the plan. The $1 million limit would apply to future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards.
      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.
      Restricted stock awards and option grants under the plan are discretionary and the administrative committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.
Equity Compensation Plan Information
      Set forth below is certain information, as of December 31, 2004, concerning our equity compensation plans for which we have previously obtained shareholder approval and those equity compensation plans for which we have not previously obtained shareholder approval.

				Number of securities
	Number of securities to		Weighted average	remaining available for
	be issued upon exercise		exercise price of	future issuance
	of outstanding options,		outstanding options,	(excluding securities
	Warrants or rights		warrants and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	6,092,480		6.81	596,393	(1)
Equity Compensation plans not approved by security holders	82,365	(2)	4.89	—

Total	6,174,845		6.79	596,393

(1)	If the Company’s 2005 Restricted Stock and Option Plan is approved by shareholders, there will be no new grants of stock or options to acquire stock of the Company under these plans.

(2)	In 1999, non-qualifying stock options for 751 shares of Class A Stock were granted to each employee of BankAtlantic except certain executive officers, under the BankAtlantic Bancorp 1999 non-qualifying stock option plan. The options were granted with exercise prices equal to the fair value on the grant date with a ten year term. All outstanding options under the BankAtlantic Bancorp 1999 non-qualifying stock option plan were vested as of December 31, 2004.
      As more fully described above under “Employment Agreement,” during the year ended December 31, 2001, the Company issued 195,000 shares of restricted Class A Stock to Mr. Lloyd B. DeVaux under a written individual compensation arrangement. The shares vest 10% per year for ten years. During the year ended December 31, 2003, the Company issued 11,000 shares of restricted Class A Stock to a BankAtlantic employee who is not an officer of the Company, under a written individual compensation arrangement. The shares vest on December 31, 2008.
      In January 2004, the Compensation Committee adjusted outstanding options to acquire Class A Stock that were outstanding prior to the Company’s spin-off of Levitt, to reflect the change in intrinsic value of options as a result of the spin-off.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders of the Company
      The following table sets forth, as of March 28, 2005, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company’s outstanding Class A Stock or Class B Stock as of March 28, 2005. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 28, 2005. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount
		and
		Nature of
		Beneficial		Percent
Title of Class	Name and Address of Beneficial Owner	Ownership		of Class

Class A Common Stock	BFC Financial Corporation 1750 E. Sunrise Blvd. Ft. Lauderdale, Florida 33304	8,329,236	(1)	15%

Class B Common Stock	BFC Financial Corporation 1750 E. Sunrise Blvd. Ft. Lauderdale, Florida 33304	4,876,124	(1)	100%

(1)	BFC has sole voting and dispositive power over all shares listed. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 69.3% of the outstanding common stock of BFC. Mr. Alan B. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC, and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

Security Ownership of Management
      Listed in the table below are the outstanding securities beneficially owned as of March 28, 2005 by (i) all directors, (ii) named executive officers identified in the Summary Compensation Table included elsewhere herein and (iii) directors and executive officers as a group. The address of all parties listed below is 1750 E. Sunrise Blvd., Ft. Lauderdale, FL 33304.

	Class A		Class B
	Common		Common
	Stock		Stock
	Ownership		Ownership		Percent of	Percent of
	as of		as of		Class A	Class B
Name of Beneficial Owner	March 28, 2005		March 28, 2005		Common Stock	Common Stock

BFC Financial Corporation(1)	8,329,236		4,876,124		14.95%	100%
Alan B. Levan(1)(7)	1,261,799	(2)	0	(2)	2.27	0
John E. Abdo(1)	820,036	(3)(5)	0		1.48	0
Bruno L. DiGiulian	84,196	(4)(5)	0		*	0
Charlie C. Winningham, II	125,529	(5)	0		*	0
Steven M. Coldren	58,433	(4)(5)	0		*	0
Mary E. Ginestra	82,976	(5)	0		*	0
D. Keith Cobb	14,531	(5)	0		*	0
Jonathan D. Mariner	25,993	(5)	0		*	0
Willis N. Holcombe	11,531	(5)	0		*	0
Jay C. McClung	36,118	(3)(5)	0		*	0
Lloyd B. DeVaux	195,000	(6)	0		*	0
Jay R. Fuchs	382,952	(3)(5)	0		*	0
James A. White	46,431	(5)	0		*	0
Jarett S. Levan(7)	15,874	(5)	0		*	0
All directors and executive officers of the Company and BankAtlantic, as a group (18 persons, including the individuals identified above)	11,939,860	(8)	4,876,124		21.43%	100%

*	Less than one percent of the class.

(1)	BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 69.3% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC Financial Corporation and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation.

(2)	Mr. Alan B. Levan may be deemed to be the beneficial owner of the shares of Class A Stock and Class B Stock beneficially owned by BFC Financial Corporation by virtue of his control of Levan Enterprises, Ltd. These shares are not included in the number set forth above. Mr. Alan B. Levan may also be deemed to beneficially own, and the number set forth above includes, 547,661 shares of Class A Stock that he can acquire within 60 days pursuant to stock options, interests in 10,039 shares of Class A Stock held by the BankAtlantic 401(k) Plan, 1,109 shares of Class A Stock held by Levan Enterprises, Ltd., and 741 shares of Class A Stock held by Levan Partners.

(3)	Includes beneficial ownership of units of interest in shares of Class A stock held by the BankAtlantic 401(k) Plan representing the following numbers of shares: Mr. Abdo — 35,465 shares; Mr. Fuchs — 169,040 shares; Mr. McClung — 1,723 shares.

(4)	1,000 shares of Class A Stock are held by Mr. DiGiulian’s wife, as to which Mr. DiGiulian does not have voting or investment power. 100 shares of Class A Stock are beneficially owned by Mr. Coldren and his wife, and Mr. Coldren shares voting and investment power with respect to these shares.

(5)	Includes beneficial ownership of the following shares of Class A Stock which may be acquired within 60 days pursuant to stock options: Mr. Abdo — 309,767 shares; Mr. DiGiulian — 69,764 shares; Mr. Winningham — 20,022 shares; Mr. Coldren — 57,955 shares; Mrs. Ginestra — 82,826 shares; Mr. Cobb — 11,531 shares; Mr. Mariner — 24,593 shares; Dr. Holcombe — 11,531 shares; Mr. McClung — 30,109 shares; Mr. Fuchs — 62,552 shares; Mr. White — 27,432 shares; Mr. Jarett Levan — 15,054 shares.

(6)	Includes beneficial ownership of 136,500 shares of restricted Class A Stock held on behalf of Mr. DeVaux, as to which Mr. DeVaux has voting, but not dispositive, power.

(7)	Mr. Jarett Levan is the son of Mr. Alan B. Levan.

(8)	Includes beneficial ownership of 1,515,119 shares of Class A Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, 248,675 units of interest held by executive officers in shares of Class A Stock held by the BankAtlantic 401(k) Plan, and 136,500 shares of restricted stock held on behalf of Mr. DeVaux, as to which he has voting, but not dispositive, power and shares of Class A stock owned by BFC that may be deemed beneficially owned by Alan B. Levan.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2004 and has been selected to serve as the Company’s independent registered certified public accounting firm for the current fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.
ADDITIONAL INFORMATION
      “Householding” of Proxy Material. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Karen A. Lazar, Vice President.
      Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s

Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2006 annual meeting, between January 17 and February 16, 2006. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.
      Shareholder Proposals for the 2006 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2006 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 20, 2005 at the Company’s main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.
      Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman
April 19, 2005

Appendix A
BANKATLANTIC BANCORP, INC.
2005 Restricted Stock and Option Plan
      1. PURPOSES. The purposes of this BankAtlantic Bancorp, Inc. (“Company”) 2005 Restricted Stock and Option Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options,” at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).
      2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

(b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

(c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(h) “Company” shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

(i) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

(j) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

(k) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

(o) “Incentive Stock Option” shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

(q) “Option” shall mean a stock option granted pursuant to the Plan.

(r) “Optioned Stock” shall mean the Class A Common Stock subject to an Option.

(s) “Optionee” shall mean the recipient of an Option.

(t) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

(v) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

(w) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

(x) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

(y) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 8.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

(aa) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

(bb) “Share” shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 9 of the Plan.

(cc) “Stock Option Agreement” shall mean the written option agreements described in Section 14 of the Plan.

(dd) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Transferee” shall mean a “transferee” of the Optionee as defined in Section 7.4 of the Plan.
      3. STOCK. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is 6,000,000 Shares. The maximum aggregate number of Shares which may be covered by Options granted to individuals who are Covered Employees shall be 2,000,000 Shares during any calendar year. The maximum aggregate number of Shares which may be issued as Restricted Stock Awards to individuals who are Covered Employees shall be 2,000,000 Shares during any calendar year. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.
      Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 300,000 Shares. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.
      4. ADMINISTRATION.

(a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to grant an Option in replacement of Options previously granted under this Plan; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.
      5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.
      Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.
      The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent or Subsidiary’s right to terminate his employment or his provision of services at any time.
      6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by shareholders of the Company in accordance with Section 15 of the Plan within twelve (12) months after the date of adoption by the Board of Directors, the Plan and any Options or Restricted Stock Awards granted thereunder shall terminate and become null and void. The Plan shall continue in effect ten (10) years from the effective date of the Plan, unless sooner terminated under Section 11 of the Plan.
      7. STOCK OPTIONS.

7.1 Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2 Exercise Price And Consideration.

(a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i) In the case of an Incentive Stock Option which is

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b) Certain Corporate Transactions. In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

(c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3 Exercise Of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee. Subject to this Section 7.3(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such Employee’s right to have such Employee’s Options treated as Incentive Stock Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee’s Options shall thereafter be treated as Nonqualified Options for all purposes.

(c) Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three (3) months or such other period of time not exceeding twelve (12) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee:

(i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or (ii) within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

7.4 Transferability Of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code

(collectively, a “Transferee”); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

      8. RESTRICTED STOCK AWARDS.

8.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award; and

(v) the vesting date for the Restricted Stock Award;

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.
           and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2 Vesting Date.

(a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

8.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

(viii) except in the case of a Covered Employee, any other performance criteria established by the Committee;

(ix) any combination of (i) through (viii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

(i) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4 Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5 Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

8.6 Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares.

Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

8.7 Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

8.8 Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.
      9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.
      Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option or Restricted Stock Award.
      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.
      In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.
      Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
      10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.
      11. AMENDMENT AND TERMINATION OF THE PLAN.

11.1 Committee Action; Shareholders’ Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.

11.2 Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders, Optionees or Award Recipients.
      12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
      13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
      14. STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.
      15. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of outstanding shares of the Company’s common stock representing a majority of the votes entitled to be cast thereon. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the date the Plan is adopted unless, prior to such date, the listing of permissible Performance Goals set forth in Section 8.3 shall have been re-approved by the shareholders of the Company in the manner required by Section 162(m) of the Code and the regulations thereunder.
      16. OTHER PROVISIONS. The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.
      17. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
      18. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

      19. WITHHOLDINGS; TAX MATTERS.

19.1 The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

19.2 If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).
      20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.
      21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
      22. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.
      23. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

April 19, 2005

Dear 401(k) Account Holder:

As you know, you are a participant in the BankAtlantic Security Plus Plan, BankAtlantic’s 401(k) Plan, and you have shares of BankAtlantic Bancorp (“BBX”) Class A Common Stock allocated to your 401(k) account.

As a participant in the BBX Stock Fund, you may direct the voting at the BankAtlantic Bancorp 2005 Annual Meeting of Shareholders to be held on May 17, 2005 (“2005 Annual Meeting”) of the shares of Class A Common Stock of BBX (“Class A Common Stock”) held by the
401(k) Plan Trust and allocated to your account as of the voting record date of March 28, 2005 (“Record Date”). The number of “share equivalents” held in your account as of the Record Date appears on the enclosed Confidential Voting Instruction Card. Please note that the number of “units” reported on your quarterly MetLife 401(k) statements is not the same as the number of “share equivalents” represented by your unit ownership.

A total of 452,683 share equivalents of Class A Common Stock were held in the 401(k) Plan as of the Record Date for BBX’s 2005 Annual Meeting.

A committee consisting of James White, Lewis Sarrica, Susan McGregor and Anne Chervony administers the 401(k) Plan (“Committee”). An unrelated corporate trustee for the 401(k) Plan has been appointed, Reliance Trust (“Trustee”).

HOW YOU EXERCISE YOUR VOTING RIGHTS

Because the Trustee is the owner of record of all of the Class A Common Stock held in the Trust, only it may submit an official proxy card or ballot to cast votes for this Class A Common Stock. You exercise your right to direct the vote of Class A Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the Trustee how to complete the proxy card or ballot for your shares. The Committee is furnishing to you the Confidential Voting Instruction Card, together with a copy of BBX’s Proxy Statement for the 2005 Annual Meeting, so that you may exercise your right to direct the voting of shares of Class A Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 2005 Annual Meeting.

In order to direct the voting of shares allocated to your account under the 401(k) Plan, you must fill-out and sign the Confidential Voting Instruction Card and return it in the accompanying envelope by May 9, 2005.

The Confidential Voting Instruction Card will be delivered directly to the Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before May 9, 2005, the Trustee will vote the number of shares of Class A Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at BBX or BankAtlantic will have access to information about anyone’s individual choices.

UNSPECIFIED PROPOSALS

At the 2005 Annual Meeting, it is possible, although very unlikely, that shareholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the Trustee has a legal duty to decide how to vote all of the shares held in the Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

IF YOU DO NOT VOTE

The Trustee has a legal duty to see that all voting rights for shares of Class A Common Stock held in the Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

This voting direction procedure is your opportunity to participate in decisions that will affect the future of BBX. Please take advantage of this opportunity by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided.

Sincerely,

The 401(k) Committee

Enclosures:	Proxy Statement Annual Report Confidential Voting Instruction Card Self-addressed, stamped envelope

CONFIDENTIAL VOTING INSTRUCTION CARD
NAME:
ALLOCATED SHARES:
I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of BankAtlantic Bancorp, Inc. (the “Company”) Class A Common Stock allocated to my account under the Company’s 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Annual Meeting of Shareholders on May 17, 2005. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows:
1. The election of three directors for terms of three years each, as listed below:
D. Keith Cobb, Bruno L. DiGiulian, Alan B. Levan
FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW) ☐
VOTE WITHHELD AS TO ALL NOMINEES ☐

INSTRUCTION:	To withhold your vote for any individual nominee, write that nominee’s name in the space provided:

2.	Approval of the Company’s 2005 Restricted Stock and Option Plan

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In the discretion of the Trustee, as to any other matter or proposal to be voted on by the Company’s shareholders at the Annual Meeting of Shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘FOR’ ALL THE NOMINEES IN THE LISTED PROPOSAL AND ‘FOR’ THE APPROVAL OF THE COMPANY’S 2005 RESTRICTED STOCK AND OPTION PLAN.
Continued and to be signed on the reverse side

The Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.
By signing below, I acknowledge receipt of a copy of the Proxy Statement that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter from the Committee appointed to administer the 401(k) Plan.

Dated: , 2005

PRINT NAME OF 401(k) ACCOUNT HOLDER

SIGNATURE OF 401(k) ACCOUNT HOLDER
PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED NO LATER THAN MAY 9, 2005.

ANNUAL MEETING OF SHAREHOLDERS OF

BANKATLANTIC BANCORP, INC.

May 17, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of three directors, each for a term of three years.			2.	Approval of the Company’s 2005 Restricted Stock and Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: 3-YEAR TERM: D. Keith Cobb Bruno L. DiGiulian Alan B. Levan	3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BANKATLANTIC BANCORP, INC.

1750 E. SUNRISE BLVD.
FT. LAUDERDALE, FL 33304

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James A. White and Lloyd B. DeVaux, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse side all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on March 28, 2005, at the Annual Meeting of the Shareholders to be held on May 17, 2005 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

BANKATLANTIC BANCORP, INC.

May 17, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the
envelope provided as soon as possible.

- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM
Eastern Time the day before the cut-off or meeting date.

âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of three directors, each for a term of three years.			2.	Approval of the Company’s 2005 Restricted Stock and Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: D. Keith Cobb Bruno L. DiGiulian Alan B. Levan	3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.